As filed with the Securities and Exchange Commission on July 3, 1996
                                               Registration No. 33-
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                   FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                          SOCKET COMMUNICATIONS, INC.
          (Exact name of Registrant as specified in its charter)

                               -----------------

              DELAWARE                          94-3155066
    (State of incorporation)      (I.R.S. Employer Identification No.)

                               6500 Kaiser Drive
                           Fremont, California 94555
                   (Address of principal executive offices)

                               -----------------

                                1995 STOCK PLAN

                            (Full title of the Plan)

                               -----------------

                                 DAVID W. DUNLAP
                            Chief Financial Officer
                           SOCKET COMMUNICATIONS, INC.
                                6500 Kaiser Drive
                           Fremont, California 94555
                                 (510) 744-2700
         (Name, address, and telephone number, including area code, of agent for service)

                               -----------------

                                   COPIES TO:
                              BARRY E. TAYLOR, ESQ.
                            CHRISTOPHER F. BOYD, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                650 PAGE MILL ROAD
                             PALO ALTO, CA 94304-1050
                                  (415) 493-9300

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                         CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------

                                                                       Proposed             Proposed
                                                                       Maximum               Maximum
                                                  Amount               Offering             Aggregate             Amount of
              Title of  Securities                to be               Price Per             Offering            Registration
              to be  Registered                 Registered              Share                 Price                  Fee
1995 Stock Plan
  Common Stock, $0.001 par value . . . . .      150,000               $4.00 (1)             $600,000               $206.90

     TOTAL                                       150,000                 ----               $600,000               $206.90

(1) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act as to 150,000 shares of Common Stock, solely for the purpose of calculating the registration fee. Because the price at which the options to be granted in the future may be exercised is not currently determinable, the computation is based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on June 27, 1996, which closing price was $4.00.

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                           SOCKET COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 11, 1995, and as amended on June 15, 1995.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or other company or enterprise to which the person provides services at the request of the Registrant. The Registrant also maintains insurance for the benefit of its directors and executive officers insuring such persons against certain liabilities, including liabilities under the securities laws.

     In addition, the Underwriting Agreement dated June 12, 1995 among the Registrant, the underwriters for the Registrant's initial public offering, and certain stockholders provides for cross-indemnification among the Registrant and the underwriters with respect to certain matters, including matters arising under the Securities Act.

     See also the undertakings set out in response to Item 9 herein.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.


  Exhibit
   Number                              Description

     4.1   1995 Stock Plan.
     5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. as to legality of securities being registered.
    23.1   Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (contained in
           Exhibit 5.1).
    23.2   Consent of Independent Auditors.
    24.1   Power of Attorney (see page II-4).

Item 9.  UNDERTAKINGS.

     (a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

          (2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 28th day of June, 1996.

                                        SOCKET COMMUNICATIONS, INC.


                                       By:   /s/ MARTIN LEVETIN
                                           -------------------------
                                                 Martin Levetin
                                           PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                    AND DIRECTOR

                           POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Martin Levetin and David Dunlap, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                            Title                                Date
        ---------                            -----                                ----
   /s/ MARTIN LEVETIN
- ---------------------------   President, Chief Executive Officer and           June 28, 1996
       Martin Levetin            Director (Principal Executive Officer)


    /s/ DAVID DUNLAP          Chief Financial Officer and Vice President       June 28, 1996
- ---------------------------      of Finance and Administration (Principal
        David Dunlap             Financial and Accounting Officer)



   /s/ MICHEAL GIFFORD        Executive Vice President and Director            June 28, 1996
- ---------------------------
       Micheal Gifford

   /s/ CHARLIE BASS           Chairman of the Board of Directors               June  28, 1996
- ---------------------------
       Charlie Bass

   /s/ JACK CARSTEN           Director                                         June 28, 1996
- ---------------------------
      Jack Carsten

    /s/ GARY KALBACH          Director                                         June 28, 1996
- ---------------------------
      Gary Kalbach


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                 --------------

                                    EXHIBITS

                                 --------------

                       Registration Statement on Form S-8


                           SOCKET COMMUNICATIONS, INC.

                                  July 3, 1996

                                INDEX TO EXHIBITS

       Exhibit
       Number                       Description
       -------                      -----------
         4.1    1995 Stock Plan.
         5.1    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
                as to legality of securities being registered.
        23.1    Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                (contained in Exhibit 5.1).
        23.2    Consent of Independent Auditors.
        24.1    Power of Attorney (see page II-4).